SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2011

CAPE BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33934 (Commission File Number)	26-1294270 (I.R.S. Employer Identification No.)

225 North Main Street, Cape May Courthouse, New Jersey 08210
 (Address of principal executive offices)

(609) 465-5600
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 17, 2011, the Board of Directors of Cape Bancorp, Inc. (the “Registrant”) approved an amendment to the Registrant’s Bylaws to eliminate the Registrant’s ability to apply the Maryland Control Share Acquisition Act (the “Control Share Act”) to the Registrant.

Article I, Section 10 of the Registrant’s Bylaws previously provided that the Control Share Act does not apply to the Registrant but that the Registrant, whether before or after a stockholder acquired shares of the Registrant’s common stock, could choose to amend Article I, Section 10 and thereby apply the Control Share Act to the Registrant. As amended, Article I, Section 10 continues to provide that the Control Share Act does not apply to the Registrant, and eliminates the Registrant’s ability to apply the Control Share Act to the Registrant.

The foregoing description of the amendment to the Registrant’s Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws of the Registrant that are attached hereto as Exhibit 3.2 of this Current Report on Form 8-K, and are incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None
(b)	Pro Forma Financial Information: None
(c)	Shell company transactions: None
(d)	Exhibits:
	Exhibit Number	Description
	Exhibit 3.2	Amended and Restated Bylaws of Cape Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPE BANCORP, INC.

Date: January 18, 2011	By: /s/ Michael D. Devlin
Michael D. Devlin
Chief Executive Officer and President
(Duly Authorized Representative)